Exhibit 10.2.1

1998 AMENDED AND RESTATED TRUST AGREEMENT OF

PACIFIC CAPITAL BANCORP

VOLUNTARY EMPLOYEES’ BENEFICIARY ASSOCIATION

AMENDMENT NUMBER ONE

WHEREAS, Pacific Capital Bancorp (the “Company”) and Santa Barbara Bank & Trust (the “Trustee”) entered into the 1998 Amended and Restated Trust Agreement of Pacific Capital Bancorp Voluntary Employees’ Beneficiary Association (the “Agreement”) which confirmed the establishment of the Pacific Capital Bancorp Voluntary Employees’ Beneficiary Association (the “Trust”), the Company’s status as sponsor of the Trust, and Santa Barbara Bank & Trust’s status as trustee to the Trust;

WHEREAS, Section 7 of the Agreement provides for the amendment of the Agreement at any time, in whole or in part, by a written instrument executed by the Company and Trustee;

WHEREAS, the Company and Trustee desire to amend the Agreement to allow the Trust to provide benefits to eligible employees of the Company and their dependents through health and/or welfare benefit plans sponsored by the Company in addition to the retiree health plan that the Trust currently funds;

NOW THEREFORE, the parties do hereby agree that the Agreement is amended as follows:

1.	Section 1.2 of the Agreement is amended in its entirety to read as follows:

Section 1.2 Purpose and Interpretation. The purpose of this Trust is to provide the means to receive contributions to fund employee health and welfare benefits under the plan or plans sponsored by the Company for eligible employees and retirees of the Company and its affiliates and subsidiaries, and such employees’ and retirees’ eligible dependents. This Agreement shall be interpreted, and the Trust shall be operated, in such manner as to ensure that the Trust qualifies as a tax-exempt VEBA satisfying the requirements of Section 501(c)(9) of the Code and all regulations promulgated thereunder, and the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.	Section 2.13 of the Agreement is amended in its entirety to read as follows:

Section 2.13 “Plan” means the employee welfare benefit plan and/or plans sponsored by the Employer for the benefit of Employees, retirees and/or their respective dependents and beneficiaries which have been designated by the Company for funding by the Trust, and includes, but is not limited to, the Pacific Capital Bancorp Retiree Health Plan for Non-Key Employees, as amended.

3.	Section 2.14 of the Agreement is amended in its entirety to read as follows:

Section 2.14 “Plan Administrator” means Pacific Capital Bancorp or other entity or person designated in the applicable plan document of the Plan.

4.	Section 2.15 of the Agreement is amended in its entirety to read as follows:

Section 2.15 “Plan Year” shall have the same meaning ascribed to such term in the applicable plan document for the Plan (including, but not limited to, summary plan description, evidence of coverage, certificate of coverage, or other summary of benefits).

5.	Section 5.4 of the Agreement is amended in its entirety to read as follows:

Section 5.4 Payment of Benefits. Subject to Sections 5.2.1 and 8 hereof, the Trustee shall apply the assets of the Trust to provide for the payment of life, health, sickness, accident or other welfare benefits to eligible employees and retirees of the Company and their eligible dependents and beneficiaries under health and/or welfare benefit plans sponsored by the Company. Such plans shall be described in separate plan documents established by the Company. The payment of benefits hereunder shall be made in accordance with the plan documents and the direction of the Plan Administrator and may be made through self-funding, through the procurement of group insurance contracts including reinsurance or stop loss coverage, or through a combination of self-funding and group insurance contracts as directed by the Company.

6.	Section 8.2 of the Agreement is amended in its entirety to read as follows:

Section 8.2 Exclusive Benefit. The assets of the Trust at all times shall be applied and invested for the exclusive purpose of paying the life, health, sickness, accident or other welfare benefits of eligible employees and retirees of the Company and their eligible dependents through the plan or plans sponsored by the Company and the reasonable costs of administering the Trust.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of April 29, 2010.

PACIFIC CAPITAL BANCORP, a California Corporation		SANTA BARBARA BANK & TRUST, a California corporation (TRUSTEE)

By:	/s/ Noma Bruton	By:	/s/ Barbara Petronis
	Noma Bruton		Barbara Petronis

Its:	EVP, Chief People Officer	Its:	Vice President and Employee Trust Officer

Amendment #1	Page 2 of 2